Exhibit 99.1

WAUSAU PAPER ANNOUNCES LETTER OF INTENT TO

DIVEST SPECIALTY PAPER BUSINESS

MOSINEE, WI – March 21, 2013 – Wausau Paper (NYSE:WPP) today announced that it has signed a non-binding Letter of Intent to sell its specialty paper business to a new company (“NewCo”) to be formed and controlled by investment funds sponsored by KPS Capital Partners L.P. (“KPS”), a New York based private equity firm with significant experience in the paper industry and in completion of complex corporate carve-outs.

KPS has also signed a non-binding Letter of Intent to acquire another company and combine it with the specialty paper business within NewCo.  Wausau has the option to have an initial ownership position in NewCo of up to 25 percent with the opportunity to earn up to an additional 5 percent interest upon NewCo reaching certain performance thresholds.

Key highlights of the transaction are as follows:

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NewCo will acquire the assets of Wausau’s Rhinelander and Mosinee mills; the assets of Wausau’s Brainerd mill are not included in the transaction;

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The transaction requires that the United Steelworkers ratify new collective bargaining agreements with NewCo;

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Wausau will retain legacy defined benefit pension and post-retirement liabilities related to the businesses being sold to NewCo; and

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The initial cash purchase price will be approximately $130 million, subject to KPS’ confirmatory due diligence and adjustments for the ultimate treatment of certain transaction related liabilities and customary post closing adjustments.

Hank Newell, president and CEO of Wausau Paper commented, “We are pleased to have signed this letter of intent with KPS, which will provide proven operations and management leadership for the Paper business along with new opportunities to expand its product offerings and market reach.  This announcement represents an important step in the strategic repositioning of Wausau Paper, narrowing our focus on our Tissue business and creating additional value for shareholders.”

The ultimate transaction is subject to acceptable confirmatory due diligence, ratification of new collective bargaining agreements and satisfactory completion of effects bargaining, required regulatory clearances, final negotiation and Board approval of the definitive agreements and certain other customary contingencies to closing, including third party financing.  While the Company expects to finalize the transaction in the second quarter of 2013, there can be no certainty or assurance about the timing, specific elements or completion of a transaction.  The Wausau Paper sale to NewCo is also conditional upon NewCo acquiring the other company.

Mesirow Financial, Inc. and Ruder Ware LLSC have been the financial and legal advisors to Wausau Paper.  Paul, Weiss, Rifkind, Wharton & Garrison LLP have been the legal advisors to KPS.

About Wausau Paper:

Wausau Paper produces and markets specialty papers for industrial, commercial and consumer end markets as well as a complete line of away-from-home towel and tissue products.  The company is headquartered in Mosinee, Wisconsin and is listed on the NYSE under the symbol WPP. To learn more about Wausau Paper visit: www.wausaupaper.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995: The matters discussed in this news release concerning the company’s future performance or anticipated financial results are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements.  Among other things, these risks and uncertainties include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the company’s Form 10-K for the year ended December 31, 2012.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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